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                                                                     EXHIBIT 5

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                      TESTA, HURWITZ & THIBEAULT, LLP
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                              ATTORNEYS AT LAW

                               125 HIGH STREET
OFFICE (617) 248-7000   BOSTON, MASSACHUSETTS 02110-2704    FAX (617) 248-7100



                                           March 3, 2000

Repligen Corporation
117 Fourth Avenue
Needham, Massachusetts 02194

     Re: S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

     We are counsel to Repligen Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement") covering the sale to the public of up to 693,950 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), upon the exercise of the warrants described in the Registration Statement (the "Warrants") of which 450,000 shares are being sold by certain selling stockholders of the Company set forth in the Registration Statement and 189,950 shares are being sold by the Company.

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares upon exercise of the Warrants. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued upon the exercise of the Warrants in accordance with the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                           Very truly yours,

                                           /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                           TESTA, HURWITZ & THIBEAULT, LLP